SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 24, 2001
(To Prospectus dated August 7, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                  Asset-Backed Certificates, Series 2001-BC3



The Class A
certificates represent
obligations of the
trust only and do not       The Class A Certificates
represent an interest
in or obligation of         o  This supplement relates to the offering of the
CWABS, Inc.,                   Class A certificates of the series referenced
Countrywide Home               above. This supplement does not contain complete
Loans, Inc.,                   information about the offering of the Class A
Countrywide Home Loans         certificates. Additional information is
Servicing LP or any of         contained in the prospectus supplement dated
their affiliates.              August 24, 2001 prepared in connection with the
                               offering of the offered certificates of the
This supplement may be         series referenced above and in the prospectus of
used to offer and sell         the depositor dated August 7, 2001. You are
the offered                    urged to read this supplement, the prospectus
certificates only if           supplement and the prospectus in full.
accompanied by the
prospectus supplement       o  As of August 25, 2003, the certificate
and the prospectus.            principal balance of the Class A certificates
                               was approximately $151,080,312.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 9, 2003

                               THE MORTGAGE POOL

     As of August 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 1,683 Mortgage Loans having an aggregate Stated Principal Balance of approximately $181,080,312.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                            As of August 1, 2003
                                                                          -------------------------
Total Number of Mortgage Loans....................................              1,683
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
        30-59 days................................................              4.34%
        60-90 days................................................              0.77%
        91 days or more (excluding pending foreclosures)..........              6.54%
                                                                                -----
       Total Delinquencies........................................             11.65%
                                                                               ======
Foreclosures Pending..............................................              9.21%
                                                                                -----
Total Delinquencies and foreclosures pending......................             20.86%
                                                                               ======
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference
Date.

     Twenty-three (23) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                Delinquency and Foreclosure Experience
                            As of December 31, 2001           As of December 31, 2002              As of June 30, 2003
                            -----------------------           -----------------------              -------------------
Total Portfolio ......   $ 9,081,242,926.99   100.00%   $ 10,499,524,957.75        100.00%   $ 14,064,482,681.80    100.00%
Delinquency
percentage
      30-59 days .....   $   806,843,594.55     8.88%   $    776,262,182.66          7.39%   $    863,975,181.39      6.14%
      60-89 days .....   $   255,443,513.99     2.81%   $    272,447,833.46          2.59%   $    268,783,101.98      1.91%
      90+ days .......   $   103,605,791.49     1.14%   $    112,192,108.56          1.07%   $     81,562,249.94      0.58%
         Total .......   $ 1,165,892,900.03    12.84%   $  1,160,902,124.68          1.06%   $  1,214,320,533.31      8.63%
==============================================================================================================================
Foreclosure Rate .....   $   356,652,093.38     3.93%   $    277,872,737.06          2.65%   $    297,287,546.11      2.11%
Bankruptcy Rate ......   $   232,679,880.26     2.56%   $    293,013,840.50          2.79%   $    302,557,888.47      2.15%
==============================================================================================================================


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

     The Class A Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of August 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class A Certificates was approximately $151,080,312 evidencing a beneficial ownership interest of approximately 83.43% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $30,000,000 and evidenced in the aggregate a beneficial ownership interest of approximately 16.57% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The August 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.18% per annum, and the level of One-Month LIBOR remains constant at 1.12% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is September 16, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum.

     The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

     For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. The Prepayment Models used in this Prospectus Supplement are 23% PV for the Fixed Rate Mortgage Loans and 30% CPR for the Adjustable Rate Mortgage Loans.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.


                     Percent of Certificate Principal Balance Outstanding

Adjustable Rate Mortgage                     0%           80%         100%         150%         200%
Loans - (Percentages of the                  --           ---         ----         ----         ----
Prepayment Model)

      Distribution Date
      -----------------
Initial Percent.....................        100           100          100          100          100
August 25, 2004.....................         99            72           65           48           31
August 25, 2005.....................         99            59           51           32           18
August 25, 2006.....................         99            45           36           18            8
August 25, 2007.....................         97            34           25           10            4
August 25, 2008.....................         96            26           18            6            2
August 25, 2009.....................         95            20           13            3            1
August 25, 2010.....................         93            15            9            2            *
August 25, 2011.....................         91            11            6            1            *
August 25, 2012.....................         89             9            4            1            *
August 25, 2013.....................         87             7            3            *            *
August 25, 2014.....................         85             5            2            *            *
August 25, 2015.....................         82             4            2            *            *
August 25, 2016.....................         79             3            1            *            *
August 25, 2017.....................         76             2            1            *            *
August 25, 2018.....................         73             2            1            *            *
August 25, 2019.....................         70             1            *            *            *
August 25, 2020.....................         66             1            *            *            *
August 25, 2021.....................         62             1            *            *            *
August 25, 2022.....................         58             *            *            *            *
August 25, 2023.....................         53             *            *            *            *
August 25, 2024.....................         48             *            *            *            *
August 25, 2025.....................         42             *            *            *            *
August 25, 2026.....................         36             *            *            *            *
August 25, 2027.....................         29             *            *            *            *
August 25, 2028.....................         22             *            *            *            *
August 25, 2029.....................         14             *            *            *            *
August 25, 2030.....................          5             *            *            *            *
August 25, 2031.....................          0             0            0            0            0
Weighted Average Life (years)(1)....      18.95          3.66         2.85         1.70         1.08
Weighted Average Life (years)(1)(2).      18.64          2.85         2.21         1.29         0.81
             --------------------------
             (1) Determined as specified under "Weighted Average Lives of the
             Offered Certificates" in the Prospectus Supplement.
             (2) To the Optional Termination Date
              * Less than 0.5% of the initial aggregate principal balance.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") only if the potential investor delivers the opinion of counsel described in "ERISA Considerations" in the Prospectus Supplement, or is an insurance company investing plan assets held in its general account in circumstances that satisfy the requirements of Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Although the Exemption has been amended since 2001, this amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A Certificates.

                                    RATINGS

     The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc., and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Loans in the Mortgage Pool
(As of the Reference Date)                                                            Range
--------------------------                                                            -----
Combined, Arm and Fixed Mortgage Loan Characteristics
Total Number of Loans                                                   1,683
Aggregate Principal Balance                                      $181,080,312
Average Principal Balance                                            $107,594       $14,782 to      $575,020
Weighted Average Mortgage Rate                                          9.06%         6.00% to        15.00%
Weighted Average Original Term to Maturity (months)                       353           120 to           360
Weighted Average Remaining Term to Maturity (months)                      327            94 to           337
Weighted Average Loan-to-Value Ratio                                   79.60%        15.12% to       100.00%
Weighted Average FICO Credit Score                                        604


Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                           6.20%         2.61% to        11.27%
Weighted Average Maximum Mortgage Rate                                 15.52%         9.24% to        20.75%
Weighted Average Minimum Mortgage Rate                                  8.65%         4.74% to        16.34%
Weighted Average Initial Periodic Rate Cap                              2.46%         1.00% to         3.00%
Weighted Average Subsequent Periodic Rate Cap                           1.01%         1.00% to         1.50%


Mortgage Loan Programs
                                                                                                  Percentage of
                                                Number of          Aggregate Principal      Aggregate Principal
Loan Programs                              Mortgage Loans          Balance Outstanding      Balance Outstanding
----------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                       674                  $81,866,549                    45.21 %
3/12 Six-Month LIBOR                                    1                     $118,670                     0.07
3/17 Six-Month LIBOR                                    1                      $86,157                     0.05
3/27 Six-Month LIBOR                                  543                  $62,723,338                    34.64
FIXED 10 Year                                           8                     $190,294                     0.11
FIXED 15 Year                                          73                   $3,629,855                     2.00
FIXED 20 Year                                          27                   $1,860,936                     1.03
FIXED 25 Year                                           1                      $58,021                     0.03
FIXED 30 Year                                         320                  $29,103,909                    16.07
FIXED 30/15 Year Balloon                               35                   $1,442,582                     0.80
----------------------------------------------------------------------------------------------------------------
Total                                               1,683                 $181,080,312                      100 %
================================================================================================================


Mortgage Loan Principal Balances
                                                                                                  Percentage of
Range of Mortgage Loan                          Number of          Aggregate Principal      Aggregate Principal
Principal Balances ($)                     Mortgage Loans          Balance Outstanding      Balance Outstanding
----------------------------------------------------------------------------------------------------------------
$ 0.01 to $25,000                                      35                     $748,432                     0.41 %
$ 25,000.01 to $50,000                                421                  $16,529,841                     9.13
$ 50,000.01 to $75,000                                339                  $21,114,761                    11.66
$ 75,000.01 to $100,000                               249                  $21,756,334                    12.01
$100,000.01 to $150,000                               316                  $38,020,356                    21.00
$150,000.01 to $200,000                               115                  $20,356,220                    11.24
$200,000.01 to $250,000                                67                  $14,792,847                     8.17
$250,000.01 to $300,000                                44                  $12,134,661                     6.70
$300,000.01 to $350,000                                51                  $16,609,312                     9.17
$350,000.01 to $400,000                                24                   $8,963,869                     4.95
$400,000.01 to $450,000                                12                   $5,063,574                     2.80
$450,000.01 to $500,000                                 7                   $3,371,967                     1.86
$500,000.01 to $550,000                                 2                   $1,043,119                     0.58
$550,000.01 to $600,000                                 1                     $575,020                     0.32
----------------------------------------------------------------------------------------------------------------
Total                                               1,683                 $181,080,312                      100 %
================================================================================================================


State Distribution of Mortgaged Properties
                                                                                                  Percentage of
                                                Number of          Aggregate Principal      Aggregate Principal
State                                      Mortgage Loans          Balance Outstanding      Balance Outstanding
----------------------------------------------------------------------------------------------------------------
Alabama                                                 3                     $272,325                     0.15 %
Alaska                                                  1                      $51,623                     0.03
Arizona                                                67                   $6,642,298                     3.67
Arkansas                                                5                     $232,460                     0.13
California                                            179                  $43,079,318                    23.79
Colorado                                               40                   $6,990,427                     3.86
Connecticut                                             9                     $770,846                     0.43
Delaware                                                4                     $466,709                     0.26
District of Columbia                                    7                   $1,132,542                     0.63
Florida                                               140                  $11,238,898                     6.21
Georgia                                                39                   $3,059,853                     1.69
Hawaii                                                 30                   $6,307,899                     3.48
Idaho                                                   2                     $229,007                     0.13
Illinois                                               73                   $9,383,703                     5.18
Indiana                                                40                   $2,760,414                     1.52
Iowa                                                   14                     $758,094                     0.42
Kansas                                                 12                     $828,563                     0.46
Kentucky                                               48                   $2,964,693                     1.64
Louisiana                                              26                   $1,578,559                     0.87
Maine                                                   1                     $130,881                     0.07
Maryland                                               25                   $2,935,126                     1.62
Massachussetts                                         15                   $1,726,844                     0.95
Michigan                                              107                   $8,484,646                     4.69
Minnesota                                              12                   $1,345,395                     0.74
Mississippi                                            16                     $892,385                     0.49
Missouri                                               54                   $4,030,251                     2.23
Montana                                                 2                     $194,047                     0.11
Nebraska                                               13                     $892,598                     0.49
Nevada                                                 22                   $3,151,049                     1.74
New Hampshire                                           3                     $319,964                     0.18
New Jersey                                              8                   $1,090,220                     0.60
New Mexico                                             10                     $730,039                     0.40
New York                                               33                   $3,861,542                     2.13
North Carolina                                         47                   $4,029,206                     2.23
North Dakota                                            1                      $25,118                     0.01
Ohio                                                  148                   $9,967,276                     5.50
Oklahoma                                               53                   $3,428,512                     1.89
Oregon                                                 36                   $5,202,688                     2.87
Pennsylvania                                           65                   $4,787,527                     2.64
Rhode Island                                            2                     $142,611                     0.08
South Carolina                                         22                   $1,419,063                     0.78
Tennessee                                              47                   $3,190,332                     1.76
Texas                                                  81                   $6,285,802                     3.47
Utah                                                   20                   $2,758,500                     1.52
Vermont                                                 1                      $46,483                     0.03
Virginia                                               29                   $2,469,136                     1.36
Washington                                             46                   $6,353,775                     3.51
West Virginia                                           3                     $172,045                     0.10
Wisconsin                                              22                   $2,269,018                     1.25
----------------------------------------------------------------------------------------------------------------
Total                                               1,683                 $181,080,312                      100 %
================================================================================================================


Original Loan-to-Value Ratios
                                                                                                  Percentage of
Range of Original                               Number of          Aggregate Principal      Aggregate Principal
Loan-to-Value Ratios (%)                   Mortgage Loans          Balance Outstanding      Balance Outstanding
----------------------------------------------------------------------------------------------------------------
50.00 or Less                                          73                   $4,117,181                     2.27 %
50.01-55.00                                            28                   $1,745,339                     0.96
55.01-60.00                                            34                   $2,472,084                     1.37
60.01-65.00                                            60                   $4,556,066                     2.52
65.01-70.00                                           110                  $11,834,249                     6.54
70.01-75.00                                           194                  $18,749,819                    10.35
75.01-80.00                                           538                  $59,734,615                    32.99
80.01-85.00                                           322                  $35,646,199                    19.69
85.01-90.00                                           288                  $38,361,361                    21.18
90.01-95.00                                            33                   $3,422,171                     1.89
95.01-100.00                                            3                     $441,227                     0.24
----------------------------------------------------------------------------------------------------------------
Total                                               1,683                 $181,080,312                      100 %
================================================================================================================

Mortgage Rates
                                                                                                  Percentage of
Range of Mortgage                               Number of          Aggregate Principal      Aggregate Principal
Rates (%)                                  Mortgage Loans          Balance Outstanding      Balance Outstanding
----------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                           4                     $557,107                     0.31 %
6.001 - 6.500                                           9                   $1,274,524                     0.70
6.501 - 7.000                                          50                   $8,480,996                     4.68
7.001 - 7.500                                          92                  $13,477,321                     7.44
7.501 - 8.000                                         183                  $25,925,738                    14.32
8.001 - 8.500                                         156                  $20,756,605                    11.46
8.501 - 9.000                                         221                  $29,040,555                    16.04
9.001 - 9.500                                         186                  $19,477,759                    10.76
9.501 - 10.000                                        232                  $23,006,551                    12.71
10.001 - 10.500                                       155                  $12,316,860                     6.80
10.501 - 11.000                                       144                  $11,646,118                     6.43
11.001 - 11.500                                        82                   $5,301,142                     2.93
11.501 - 12.000                                        61                   $4,289,096                     2.37
12.001 - 12.500                                        38                   $2,320,644                     1.28
12.501 - 13.000                                        26                   $1,284,989                     0.71
13.001 - 13.500                                        33                   $1,482,087                     0.82
13.501 - 14.000                                         8                     $341,710                     0.19
14.001 - 14.500                                         2                      $54,791                     0.03
14.501 - 15.000                                         1                      $45,718                     0.03
----------------------------------------------------------------------------------------------------------------
Total                                               1,683                 $181,080,312                      100 %
================================================================================================================


Types of Mortgaged Properties
                                                                                                  Percentage of
                                                Number of          Aggregate Principal      Aggregate Principal
Property Types                             Mortgage Loans          Balance Outstanding      Balance Outstanding
----------------------------------------------------------------------------------------------------------------
Single Family Residence                             1,382                 $147,145,240                    81.26 %
Planned Unit Development                               81                  $14,599,509                     8.06
Low-Rise Condominium                                   74                   $6,562,597                     3.62
Manufactured Housing                                   78                   $4,921,220                     2.72
2 Family Residence                                     41                   $3,853,499                     2.13
4 Family Residence                                     11                   $1,658,393                     0.92
High-Rise Condominium                                   6                   $1,197,302                     0.66
3 Family Residence                                     10                   $1,142,553                     0.63
----------------------------------------------------------------------------------------------------------------
Total                                               1,683                 $181,080,312                      100 %
================================================================================================================


Purpose of Mortgage Loans
                                                                                                  Percentage of
                                                Number of          Aggregate Principal      Aggregate Principal
Loan Purpose                               Mortgage Loans          Balance Outstanding      Balance Outstanding
----------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                  733                  $80,726,611                    44.58 %
Purchase                                              474                  $53,266,269                    29.42
Refinance (Rate/Term)                                 476                  $47,087,432                    26.00
----------------------------------------------------------------------------------------------------------------
Total                                               1,683                 $181,080,312                      100 %
================================================================================================================


Occupancy Types of the Mortgage Loans
                                                                                                  Percentage of
                                                Number of          Aggregate Principal      Aggregate Principal
Occupancy Type                             Mortgage Loans          Balance Outstanding      Balance Outstanding
----------------------------------------------------------------------------------------------------------------
Primary Residence                                   1,562                 $171,253,677                    94.57 %
Investment Property                                   112                   $8,897,242                     4.91
Secondary Residence                                     9                     $929,392                     0.51
----------------------------------------------------------------------------------------------------------------
Total                                               1,683                 $181,080,312                      100 %
================================================================================================================


Remaining Term to Maturity
                                                                                                  Percentage of
Range of Remaining Term                         Number of          Aggregate Principal      Aggregate Principal
to Maturity (Months)                       Mortgage Loans          Balance Outstanding      Balance Outstanding
----------------------------------------------------------------------------------------------------------------
1 - 120                                                 8                     $190,294                     0.11 %
121 - 180                                             123                   $5,818,390                     3.21
181 - 300                                              29                   $2,005,114                     1.11
301 - 360                                           1,523                 $173,066,514                    95.57
----------------------------------------------------------------------------------------------------------------
Total                                               1,683                 $181,080,312                      100 %
================================================================================================================


Credit Grade Categories for the Mortgage Loans
                                                                                                 Percentage of
                                                Number of          Aggregate Principal     Aggregate Principal
Credit Grade Category (1)                  Mortgage Loans          Balance Outstanding     Balance Outstanding
----------------------------------------------------------------------------------------------------------------
A                                                     575                  $78,332,187                   43.26 %
A-                                                    349                  $40,080,631                   22.13
B                                                     384                  $33,983,519                   18.77
C                                                     305                  $23,832,530                   13.16
C-                                                     63                   $4,395,546                    2.43
D                                                       7                     $455,898                    0.25
----------------------------------------------------------------------------------------------------------------
Total                                               1,683                 $181,080,312                     100 %
================================================================================================================
     (1) Although the Mortgage Loans were originated by various originators under differing underwriting guidelines, the Mortgage Loans in the
     Mortgage Pool as of the Reference Date loosely correspond to the
     Countrywide credit grades shown in this table.


FICO Credit Scores
                                                                                                  Percentage of
                                                Number of          Aggregate Principal      Aggregate Principal
Range of FICO Credit Scores                Mortgage Loans          Balance Outstanding      Balance Outstanding
----------------------------------------------------------------------------------------------------------------
801 - 820                                               2                     $197,624                     0.11 %
781 - 800                                               6                     $539,075                     0.30
761 - 780                                              14                   $2,048,329                     1.13
741 - 760                                               9                   $1,312,741                     0.72
721 - 740                                              16                   $1,625,738                     0.90
701 - 720                                              27                   $3,445,715                     1.90
681 - 700                                              47                   $7,374,095                     4.07
661 - 680                                              87                  $10,833,442                     5.98
641 - 660                                             102                  $12,666,561                     6.99
621 - 640                                             177                  $24,199,405                    13.36
601 - 620                                             212                  $27,310,741                    15.08
581 - 600                                             233                  $21,831,908                    12.06
561 - 580                                             251                  $25,434,771                    14.05
541 - 560                                             232                  $19,569,773                    10.81
521 - 540                                             165                  $14,265,158                     7.88
501 - 520                                             100                   $8,170,072                     4.51
500 or Less                                             2                     $119,220                     0.07
Missing                                                 1                     $135,945                     0.08
----------------------------------------------------------------------------------------------------------------
Total                                               1,683                 $181,080,312                      100 %
================================================================================================================


Gross Margin
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                  Percentage of
                                                Number of          Aggregate Principal      Aggregate Principal
Range of Gross Margins (%)                 Mortgage Loans          Balance Outstanding      Balance Outstanding
----------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                           2                     $264,165                     0.18 %
3.001 - 4.000                                          10                   $1,376,688                     0.95
4.001 - 5.000                                          59                   $8,541,180                     5.90
5.001 - 6.000                                         393                  $54,457,192                    37.61
6.001 - 7.000                                         579                  $64,954,469                    44.86
7.001 - 8.000                                         125                  $11,210,750                     7.74
8.001 - 9.000                                          37                   $3,033,285                     2.09
9.001 - 10.000                                         12                     $775,877                     0.54
10.001 - 11.000                                         1                     $151,645                     0.10
11.001 - 12.000                                         1                      $29,465                     0.02
----------------------------------------------------------------------------------------------------------------
Total                                               1,219                 $144,794,714                      100 %
================================================================================================================


Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                  Percentage of
Range of Maximum                                Number of          Aggregate Principal      Aggregate Principal
Mortgage Rates (%)                         Mortgage Loans          Balance Outstanding      Balance Outstanding
----------------------------------------------------------------------------------------------------------------
9.001 - 10.000                                          1                      $32,413                     0.02 %
10.001 - 10.500                                         1                      $73,826                     0.05
10.501 - 11.000                                         1                      $59,917                     0.04
11.001 - 11.500                                         1                     $160,833                     0.11
12.001 - 12.500                                         6                   $1,055,576                     0.73
12.501 - 13.000                                        29                   $5,212,506                     3.60
13.001 - 13.500                                        43                   $7,039,282                     4.86
13.501 - 14.000                                        59                   $7,870,525                     5.44
14.001 - 14.500                                        96                  $14,534,979                    10.04
14.501 - 15.000                                       168                  $22,871,430                    15.80
15.001 - 15.500                                       131                  $16,290,934                    11.25
15.501 - 16.000                                       181                  $21,132,297                    14.59
16.001 - 16.500                                       137                  $15,045,792                    10.39
16.501 - 17.000                                       129                  $14,046,245                     9.70
17.000 - 17.500                                        72                   $6,443,450                     4.45
17.501 - 18.000                                        64                   $6,014,713                     4.15
18.001 - 18.500                                        36                   $2,947,038                     2.04
18.501 - 19.000                                        22                   $1,520,882                     1.05
19.001 - 19.500                                        29                   $1,865,937                     1.29
19.501 - 20.000                                         8                     $418,440                     0.29
20.001 or More                                          5                     $157,698                     0.11
----------------------------------------------------------------------------------------------------------------
Total                                               1,219                 $144,794,714                      100 %
================================================================================================================


Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                  Percentage of
Range of Minimum Mortgage                       Number of          Aggregate Principal      Aggregate Principal
Rates (%)                                  Mortgage Loans          Balance Outstanding      Balance Outstanding
---------------------------------------------------------------------------------------------------------------
5.000 or Less                                           3                     $167,057                     0.12 %
5.001 - 6.000                                          83                  $11,049,225                     7.63
6.001 - 7.000                                         186                  $19,450,249                    13.43
7.001 - 8.000                                         150                  $23,919,116                    16.52
8.001 - 9.000                                         209                  $32,284,332                     22.3
9.001 - 10.000                                        238                  $29,844,481                    20.61
10.001 - 11.000                                       189                  $16,907,728                    11.68
11.001 - 12.000                                        95                   $7,341,321                     5.07
12.001 - 13.000                                        38                   $2,563,154                     1.77
13.001 - 14.000                                        25                   $1,176,147                     0.81
14.001 - 15.000                                         2                      $54,791                     0.04
16.001 - 17.000                                         1                      $37,113                     0.03
---------------------------------------------------------------------------------------------------------------
Total                                               1,219                 $144,794,714                      100 %
================================================================================================================

Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                  Percentage of
Subsequent Adjustment                           Number of          Aggregate Principal      Aggregate Principal
Date                                       Mortgage Loans          Balance Outstanding      Balance Outstanding
---------------------------------------------------------------------------------------------------------------
September 2003                                         15                   $1,900,747                     1.31 %
October 2003                                           41                   $5,141,716                     3.55
November 2003                                          75                   $7,090,017                     4.90
December 2003                                         221                  $26,773,849                    18.49
January 2003                                          180                  $21,365,624                    14.76
February 2003                                         150                  $20,097,161                    13.88
March 2003                                              6                     $434,440                     0.30
April 2003                                             11                   $1,036,807                     0.72
May 2003                                              104                   $9,893,715                     6.83
June 2003                                             204                  $23,187,882                    16.01
July 2003                                             136                  $18,558,342                    12.82
August 2003                                            76                   $9,314,415                     6.43
---------------------------------------------------------------------------------------------------------------
Total                                               1,219                 $144,794,714                      100 %
================================================================================================================

Initial Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                  Percentage of
Initial Periodic Rate                           Number of          Aggregate Principal      Aggregate Principal
Cap (%)                                    Mortgage Loans          Balance Outstanding      Balance Outstanding
---------------------------------------------------------------------------------------------------------------

1.0                                                    23                $2,126,085.33                     1.47 %
1.5                                                   118               $18,172,476.96                    12.55
2.0                                                   302               $46,603,246.69                    32.19
3.0                                                   776                  $77,892,906                    53.80
---------------------------------------------------------------------------------------------------------------
Total                                               1,219                 $144,794,714                      100 %
================================================================================================================




Subsequent Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                  Percentage of
Subsequent Periodic Rate                        Number of          Aggregate Principal      Aggregate Principal
Cap (%)                                    Mortgage Loans          Balance Outstanding      Balance Outstanding
---------------------------------------------------------------------------------------------------------------
1.0                                                 1,202              $142,128,667.66                    98.16 %
1.5                                                    17                   $2,666,047                     1.84
---------------------------------------------------------------------------------------------------------------
Total                                               1,219                 $144,794,714                      100 %
================================================================================================================

                                   EXHIBIT 2


   THE                                                                                               Distribution Date:  8/25/03
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset Backed Certificates
Associate: Sean O'Connell                               Series 2001-BC3
           212-815-6312

                                         Certificateholder Monthly Distribution Summary
-----------------------------------------------------------------------------------------------------------------------------
                                                 Certificate                             Pass
                                    Class           Rate             Beginning        Through       Principal       Interest
     Class           Cusip       Description        Type               Balance       Rate (%)    Distribution   Distribution
-----------------------------------------------------------------------------------------------------------------------------
       A           126671NA0        Senior       Var-Act/360    165,552,372.20       1.340000   14,472,060.59     191,029.04
      AIO          126671NF9       Strip IO      Var-30/360     195,552,372.16       5.903663            0.00     954,032.20
       AR          126671NG7        Senior       Fix-30/360               0.00       1.340000            0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------
       M1          126671NB8      Mezzanine      Var-Act/360     10,000,000.00       1.650000            0.00      14,208.33
       M2          126671NC6      Mezzanine      Var-Act/360      8,000,000.00       2.050000            0.00      14,122.22
       B1          126671ND4        Junior       Var-Act/360      4,000,000.00       2.350000            0.00       8,094.44
       B2          126671NE2        Junior       Var-Act/360      8,000,000.00       3.100000            0.00      21,355.56
-----------------------------------------------------------------------------------------------------------------------------
     Totals                                                     195,552,372.20                  14,472,060.59   1,202,841.79
-----------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
                                     Current                       Cumulative
                        Total       Realized           Ending        Realized
     Class       Distribution         Losses          Balance          Losses
------------------------------------------------------------------------------
       A        14,663,089.63           0.00   151,080,311.61            0.00
      AIO          954,032.20           0.00   181,080,311.57            0.00
       AR                0.00           0.00             0.00            0.00
------------------------------------------------------------------------------
       M1           14,208.33           0.00    10,000,000.00            0.00
       M2           14,122.22           0.00     8,000,000.00            0.00
       B1            8,094.44           0.00     4,000,000.00            0.00
       B2           21,355.56           0.00     8,000,000.00            0.00
------------------------------------------------------------------------------
     Totals      15,674,902.38           0.00   181,080,311.61            0.00
------------------------------------------------------------------------------

For Class AIO the interest distribution of $954,032.20 includes the following amounts:
$.21 investment earnings for the fixed carryover reserve fund and $954,031.99 monthly interest distribution.

Effective with the January 27, 2003 Distribution Date, Countrywide Home Loans has changed the method it utilizes to calculate delinquencies from the MBA method to the OTS method.
Under the OTS method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due Under the date in the following month. MBA method, a loan would be considered delinquent if the payment had not been the end of the day immediately preceding the loan's next due date (generally received by the last day of the month which the payment was due). The cut-off date for information under both methods is as of the end of the calendar month.


   THE                                                                                               Distribution Date:  8/25/03
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset Backed Certificates
Associate: Sean O'Connell                               Series 2001-BC3
           212-815-6312


                                                 Principal Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
                                          Original           Beginning          Scheduled                           Unscheduled
                                         Certificate        Certificate         Principal         Accretion          Principal
       Class           Cusip               Balance            Balance         Distribution        Principal         Adjustments
----------------------------------------------------------------------------------------------------------------------------------
         A           126671NA0          370,000,000.00     165,552,372.20      14,472,060.59              0.00               0.00
        AIO          126671NF9          400,000,100.00     195,552,372.16               0.00              0.00               0.00
        AR           126671NG7                  100.00               0.00               0.00              0.00               0.00
----------------------------------------------------------------------------------------------------------------------------------
        M1           126671NB8           10,000,000.00      10,000,000.00               0.00              0.00               0.00
        M2           126671NC6            8,000,000.00       8,000,000.00               0.00              0.00               0.00
        B1           126671ND4            4,000,000.00       4,000,000.00               0.00              0.00               0.00
        B2           126671NE2            8,000,000.00       8,000,000.00               0.00              0.00               0.00
----------------------------------------------------------------------------------------------------------------------------------
      Totals                            400,000,100.00     195,552,372.20      14,472,060.59              0.00               0.00
----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
                       Net              Current            Ending             Ending
                    Principal          Realized          Certificate       Certificate
       Class      Distribution          Losses             Balance            Factor
------------------------------------------------------------------------------------------
         A         14,472,060.59               0.00     151,080,311.61     0.40832516651
        AIO                 0.00               0.00     181,080,311.57     0.45270066575
        AR                  0.00               0.00               0.00     0.00000000000
------------------------------------------------------------------------------------------
        M1                  0.00               0.00      10,000,000.00     1.00000000000
        M2                  0.00               0.00       8,000,000.00     1.00000000000
        B1                  0.00               0.00       4,000,000.00     1.00000000000
        B2                  0.00               0.00       8,000,000.00     1.00000000000
------------------------------------------------------------------------------------------
      Totals       14,472,060.59               0.00     181,080,311.61
------------------------------------------------------------------------------------------


   THE                                                                                               Distribution Date:  8/25/03
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset Backed Certificates
Associate: Sean O'Connell                               Series 2001-BC3
           212-815-6312

                                                 Interest Distribution Detail
---------------------------------------------------------------------------------------------------------------------
                      Beginning           Pass          Accrued         Cumulative                          Total
                    Certificate         Through         Optimal         Unpaid            Deferred        Interest
     Class            Balance           Rate (%)       Interest        Interest           Interest          Due
---------------------------------------------------------------------------------------------------------------------
       A          165,552,372.20        1.340000     191,029.04                0.00           0.00      191,029.04
      AIO         195,552,372.16        5.903663     962,062.76          162,349.73           0.00      962,062.76
       AR                   0.00        1.340000           0.00                0.00           0.00            0.00
---------------------------------------------------------------------------------------------------------------------
       M1          10,000,000.00        1.650000      14,208.33                0.00           0.00       14,208.33
       M2           8,000,000.00        2.050000      14,122.22                0.00           0.00       14,122.22
       B1           4,000,000.00        2.350000       8,094.44                0.00           0.00        8,094.44
       B2           8,000,000.00        3.100000      21,355.56                0.00           0.00       21,355.56
---------------------------------------------------------------------------------------------------------------------
     Totals       195,552,372.20                   1,210,872.35          162,349.73           0.00    1,210,872.35
---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------
                        Net        Unscheduled
                    Prepayment      Interest          Interest
     Class        Int Shortfall    Adjustment           Paid
----------------------------------------------------------------
       A                 0.00           0.00        191,029.04
      AIO                0.00           0.00        954,032.20
       AR                0.00           0.00              0.00
----------------------------------------------------------------
       M1                0.00           0.00         14,208.33
       M2                0.00           0.00         14,122.22
       B1                0.00           0.00          8,094.44
       B2                0.00           0.00         21,355.56
----------------------------------------------------------------
     Totals              0.00           0.00      1,202,841.79
----------------------------------------------------------------


   THE                                                                                               Distribution Date:  8/25/03
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset Backed Certificates
Associate: Sean O'Connell                               Series 2001-BC3
           212-815-6312

                                                     Current Payment Information
                                                     Factors per $1,000
 ----------------------------------------------------------------------------------------------------------------------------------
                              Original            Beginning Cert.                                        Ending Cert.       Pass
                             Certificate             Notional         Principal       Interest            Notional       Through
     Class      Cusip          Balance               Balance        Distribution    Distribution          Balance        Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
       A      126671NA0     370,000,000.00       447.438843784     39.113677270     0.516294710       408.325166514       1.340000
      AIO     126671NF9     400,000,100.00       488.880808180      0.000000000     2.385079911       452.700665750       5.903663
      AR      126671NG7             100.00         0.000000000      0.000000000     0.000000000         0.000000000       1.340000
----------------------------------------------------------------------------------------------------------------------------------
      M1      126671NB8      10,000,000.00     1,000.000000000      0.000000000     1.420833333     1,000.000000000       1.650000
      M2      126671NC6       8,000,000.00     1,000.000000000      0.000000000     1.765277778     1,000.000000000       2.050000
      B1      126671ND4       4,000,000.00     1,000.000000000      0.000000000     2.023611111     1,000.000000000       2.350000
      B2      126671NE2       8,000,000.00     1,000.000000000      0.000000000     2.669444444     1,000.000000000       3.100000
----------------------------------------------------------------------------------------------------------------------------------
    Totals                  400,000,100.00       488.880808280     36.180142430     3.007103723       452.700665850
----------------------------------------------------------------------------------------------------------------------------------


                                                              Page 4

   THE                                                                                               Distribution Date:  8/25/03
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset Backed Certificates
Associate: Sean O'Connell                               Series 2001-BC3
           212-815-6312


Pool Level Data

Distribution Date                                                                                                       8/25/03
Cut-off Date                                                                                                             8/1/01
Determination Date                                                                                                       8/1/03
Accrual Period 30/360                         Begin                                                                      7/1/03
                                              End                                                                        8/1/03
Number of Days in 30/360 Accrual Period                                                                                      30

Accrual Period Actual Days                    Begin                                                                     7/25/03
                                              End                                                                       8/25/03
Number of Days in Actual Accrual Period                                                                                      31



------------------------------------------------------------------------------
                            Collateral Information
------------------------------------------------------------------------------
Group 1
-------

Cut-Off Date Balance                                                                                             400,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                195,552,372.20
Ending Aggregate Pool Stated Principal Balance                                                                   181,080,311.61
Beginning Prefunded Amount                                                                                                 0.00
Ending Prefunded Amount                                                                                                    0.00

Beginning Aggregate Certificate Stated Principal Balance                                                         195,552,372.20
Ending Aggregate Certificate Stated Principal Balance                                                            181,080,311.61

Beginning Aggregate Loan Count                                                                                             1780
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                              97
Ending Aggregate Loan Count                                                                                                1683

Beginning Weighted Average Loan Rate (WAC)                                                                            9.043716%
Ending Weighted Average Loan Rate (WAC)                                                                               9.056598%

Beginning Net Weighted Average Loan Rate                                                                              8.529388%
Ending Net Weighted Average Loan Rate                                                                                 8.541849%

Weighted Average Maturity (WAM) (Months)                                                                                    328

Servicer Advances                                                                                                    306,385.72

Aggregate Pool Prepayment                                                                                         14,324,874.90
Pool Prepayment Rate                                                                                                59.8929 CPR



                                                             Page 1

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset Backed Certificates
Associate: Sean O'Connell                               Series 2001-BC3
           212-815-6312


Certificate Account

Beginning Balance                                                                                                          0.00

Deposit
Payments of Interest and Principal                                                                                15,936,329.81
Liquidation Proceeds                                                                                                       0.00
All Other Proceeds                                                                                                         0.00
Other Amounts                                                                                                              0.21
                                                                                                                  -------------
Total Deposits                                                                                                    15,936,330.02



Withdrawals
Reimbursement of Servicer Advances                                                                                         0.00
Payment of Master Servicer Fees                                                                                       73,449.39
Payment of Sub Servicer Fees                                                                                             868.16
Payment of Other Fees                                                                                                      0.00
Payment of Insurance Premium(s)                                                                                            0.00
Payment of Personal Mortgage Insurance                                                                                     0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                     187,978.24
Payment of Principal and Interest                                                                                 15,674,902.39
                                                                                                                  -------------
Total Withdrawals                                                                                                 15,937,198.18

Ending Balance                                                                                                          -868.16

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                              8,030.77
Compensation for Gross PPIS from Servicing Fees                                                                        8,030.77
Other Gross PPIS Compensation                                                                                              0.00
                                                                                                                      ---------
Total Net PPIS (Non-Supported PPIS)                                                                                        0.00

Master Servicing Fees Paid                                                                                            73,449.39
Sub Servicing Fees Paid                                                                                                  868.16
Insurance Premium(s) Paid                                                                                                  0.00
Personal Mortgage Insurance Fees Paid                                                                                      0.00
Other Fees Paid                                                                                                            0.00
                                                                                                                      ---------
Total Fees                                                                                                            74,317.55



                                                             Page 2


   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset Backed Certificates
Associate: Sean O'Connell                               Series 2001-BC3
           212-815-6312

------------------------------------------------------------------------------
                           Delinquency Information
------------------------------------------------------------------------------
Group 1
-------

Delinquency                                         30-59 Days             60-89 Days             90+ Days               Totals
-----------                                         ----------             ----------             --------               ------
Scheduled Principal Balance                       6,494,328.28           1,226,907.11        10,560,589.27        18,281,824.66
Percentage of Total Pool                             3.586435%              0.677549%            5.831992%           10.095976%
Balance
Number of Loans                                             73                     13                  110                  196
Percentage of Total Loans                            4.337493%              0.772430%            6.535948%           11.645870%

Foreclosure
-----------
Scheduled Principal Balance                                                                                       13,636,533.76
Percentage of Total Pool                                                                                              7.530655%
Balance
Number of Loans                                                                                                             155
Percentage of Total Loans                                                                                             9.209745%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool                                                                                              0.000000%
Balance
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

REO
---
Scheduled Principal Balance                                                                                        2,082,803.73
Percentage of Total Pool                                                                                              1.150210%
Balance
Number of Loans                                                                                                              23
Percentage of Total Loans                                                                                             1.366607%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool                                                                                              0.000000%
Balance

Current Realized Losses                                                                                                    0.00
Additional Gains (Recoveries)/Losses                                                                                       0.00
Total Realized Losses                                                                                                      0.00



------------------------------------------------------------------------------
                 Subordination/Credit Enhancement Information
------------------------------------------------------------------------------

Credit Support                                                                                    Original               Current
--------------                                                                                    --------               -------
Class A                                                                                     370,000,100.00        151,080,311.61
Class A Percentage                                                                              92.500002%            83.432765%

Class M1                                                                                     10,000,000.00         10,000,000.00



                                                             Page 3

   THE
 BANK OF
   NEW
  YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                      Countrywide Home Loans
           212-815-3236                            Asset Backed Certificates
Associate: Sean O'Connell                               Series 2001-BC3
           212-815-6312


Credit Support                                                                                    Original               Current
--------------                                                                                    --------               -------
Class M1 Percentage                                                                              2.499999%             5.522412%

Class M2                                                                                      8,000,000.00          8,000,000.00
Class M2 Percentage                                                                              2.000000%             4.417929%

Class B1                                                                                      4,000,000.00          4,000,000.00
Class B1 Percentage                                                                              1.000000%             2.208965%

Class B2                                                                                      8,000,000.00          8,000,000.00
Class B2 Percentage                                                                              2.000000%             4.417929%







------------------------------------------------------------------------------
                     Seller Loss Coverage Obligation Group 1
------------------------------------------------------------------------------

Group 1 Original Sell Loss Coverage Balance                                                                         8,000,000.00
Group 1 Current Loss Amount                                                                                            69,037.90
Group 1 Cumulative Loss Amount                                                                                      1,021,056.58
Group 1 Seller Loss Coverage Remaining Balance                                                                      6,978,943.42



                                                             Page 4